UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

DIAMONDHEAD CASINO CORPORATION

DELAWARE

COMMISSION FILE NUMBER: 0-17529

IRS EMPLOYER IDENTIFICATION NO. 59-2935476

1013 Princess Street

Alexandria, Virginia 22314

(703) 683-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

(i) On June 13, 2024, Diamondhead Casino Corporation (the “Company”) issued a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information contained therein is incorporated by reference.

(ii) On June 12, 2024, eight creditors of the Company filed an Involuntary Petition Against a Non-Individual in the United States Bankruptcy Court for the District of Delaware (Case No. 24-1154) against the Company, requesting an Order for relief under Chapter 7 of the Bankruptcy Code (title 11 of the United States Code.) On June 14, 2024, the Company learned of the filing. The total of Petitioners’ claims filed is for $2,422,500.00. The Company was served by mail on June 17, 2024 and a response is due within 21 days of service.

Item 9.01

(d) Exhibits

99.1	Diamondhead Casino Corporation Press Release dated June 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as to the extent specifically referenced in any such filings.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION

By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President

Dated: June 20, 2024